Exhibit 10.1

SHARE EXCHANGE AGREEMENT

Dated February 8, 2016

by and among

ID Global Solutions Corporation,

a Delaware corporation

and

Fin Holdings, Inc.,

a Florida corporation and

the Shareholders of Fin Holdings, Inc.

CONFIDENTIAL

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (“Agreement”) dated February 8, 2016, is by and among ID Global Solutions Corporation (“IDGS”), a corporation organized under the laws of the State of Delaware, having an office for the transaction of business at 160 E. Lake Brantley Drive, Longwood, FL 32779 and Fin Holdings, Inc. (“Fin”), a corporation organized under the laws of the State of Florida, having an office for the transaction of business at 5301 Bacara Cove, Lake Mary, FL 32746, and the shareholders of Fin as listed on the signature page and Schedule A hereto, constituting all of the shareholders of Fin (collectively, the “Fin Shareholders” and individually an “Fin Shareholder”), each having an address set forth on the signature pages hereto.

WITNESSETH

WHEREAS, the Fin Shareholders own all of the issued and outstanding shares of the common stock of Fin (the “Fin Common Stock”).

WHEREAS, the Parties desire that IDGS acquire all of the Fin Common Stock from the Fin Shareholders solely in exchange for an aggregate of 22,500,000 shares of newly issued shares of IDGS Common Stock (the “IDGS Shares”) at a per share price of $0.40 per share pursuant to the terms and conditions set forth in this Agreement, which such issuance of the IDGS Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(2) thereunder.

WHEREAS, it is intended that the acquisition shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1

SHARE EXCHANGE

1.1          The Exchange. At the Closing, the shares of Fin Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for IDGS Shares in the amounts set forth on Schedule A attached hereto.

1.2.         Closing. The closing (“Closing”) of the transactions contemplated hereby shall occur within forty five (45) business days following the satisfaction or waiver of all conditions precedent to Closing set forth in Section 7 hereof (the “Closing Date”).

1.3.         Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Section 7, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the delivery of stock certificates representing the shares of Fin Common Stock) by eFax, fax, email and/or express courier. At the Closing, the ownership of the shares of Fin Common Stock set forth on Schedule A hereto currently held by the Fin Shareholders shall be transferred to IDGS without any further action by the Fin Shareholders, and IDGS Shares shall be issued in the names and denominations set forth on Schedule A hereto.

1.4          Adherence with Applicable Securities Laws. Each of the Fin Shareholders agrees that he, she or it is acquiring the IDGS Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the IDGS Shares issued to him (other than pursuant to an effective Registration Statement under the Securities Act directly or indirectly unless:

(a)	the sale is to the IDGS;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)	the IDGS Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the Fin Shareholder has furnished to IDGS an opinion of counsel to that effect or such other written opinion as may be reasonably required by IDGS. The Fin Shareholders acknowledge that the certificates representing the IDGS Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT

BE SOLD, OFFERED FOR SALE, PLEDGED,

HYPOTHECATED OR OTHERWISE TRANSFERRED IN

THE ABSENCE OF A REGISTRATION STATEMENT WITH

RESPECT TO THE SECURITIES UNDER SUCH ACT AND

THE OPINION OF COUNSEL REASONABLY

SATISFACTORY TO THE COMPANY THAT SUCH

REGISTRATION IS NOT REQUIRED OR UNLESS SOLD

PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

SECTION 2

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF FIN

Fin hereby represents and warrants to IDGS as follows:

2.1          Organization and Good Standing. Fin is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to carry on its business as and in the places where such business is now conducted. Fin is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its business requires such qualification. Fin owns 100% of the issued and outstanding capital stock of ID Solutions, Inc., a Delaware corporation and CardsPlus (Pty) Ltd., a South African company (individually, a “Fin Subsidiary” and collectively, the “Fin Subsidiaries”). Each Fin Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Each Fin Subsidiary is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect on the business of Fin taken as a whole. “Material Adverse Effect” shall mean any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of IDGS, Fin (including the Fin Subsidiaries) or any Fin Shareholder, as the case may be, taken as a whole, or on the ability of any party to consummate timely the transactions contemplated hereby.

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2.2          Authorization; Enforceability; No Breach. Fin has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Fin enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by Fin and the consummation of the transactions contemplated hereby will not:

(a)          violate any provision of the Fin’s Articles of Incorporation or its Bylaws or the articles of incorporation or bylaws of a Fin Subsidiary;

(b)          violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Fin or a Fin Subsidiary is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)          violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Fin or any Fin Subsidiary or upon the properties or business of Fin or any Fin Subsidiary; or

(d)          violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which could have a Material Adverse Effect on the business or operations of Fin or a Fin Subsidiary.

2.3          Compliance with Laws. Fin and the Fin Subsidiaries have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would have a Material Adverse Effect on the business or financial condition of Fin or a Fin Subsidiary taken as a whole.

2.4          Litigation; Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Fin or a Fin Subsidiary. There is no action, suit or proceeding pending or threatened, or any investigation or proceeding, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Fin, a Fin Subsidiary or their respective properties or rights which (a) could reasonably be expected to have a Material Adverse Effect on Fin or a Fin Subsidiary, or (b) could reasonably be expected to have a Material Adverse Effect on the consummation of any of the transactions contemplated by this Agreement. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

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2.5          Brokers or Finders. No broker’s or finder’s fee will be payable by Fin or a Fin Subsidiary in connection with the transactions herein contemplated, nor will any such fee be incurred as a result of any actions by Fin or a Fin Subsidiary.

2.6          Assets; Real Property. Fin and the Fin Subsidiaries own all rights, title and interest in and to their respective assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. Fin and the Fin Subsidiaries do not own any real property.

2.7         Intellectual Property; Privacy.

(a)          Fin and the Fin Subsidiaries exclusively own, or has a valid and continuing license to use, all Intellectual Property that is used in, or necessary for, the operation of the business as conducted as of the date hereof and as proposed to be conducted (collectively, the “Company Intellectual Property”), free and clear of any encumbrance. The conduct by Fin and the Fin Subsidiaries of its business (including its products and services) has not and does not infringe, misappropriate, dilute or otherwise violate any other person’s Intellectual Property rights or rights in personal information or constitute unfair competition or trade practices, and does not violate the laws of any country or jurisdiction. There is no claim, notice or litigation pending or, threatened against Fin and the Fin Subsidiaries alleging any of the foregoing or otherwise challenging the use, ownership, licensing, validity or enforceability of any Company Intellectual Property owned (or purported to be owned) by Fin and the Fin Subsidiaries.

(b)          Fin and the Fin Subsidiaries are the sole and exclusive owner of all right, title and interest in and to its software, free and clear of any encumbrance. All employees, consultants and other persons who contributed to the conception, creation or development of any of the Company Intellectual Property or its software did so either (i) within the scope of his or her employment such that, subject to and in accordance with applicable laws, all Intellectual Property rights arising therefrom became exclusively owned by Fin and the Fin Subsidiaries, or (ii) pursuant to valid and enforceable written agreements assigning all Intellectual Property rights therein to the Fin and the Fin Subsidiaries. No third person has infringed, misappropriated, diluted or otherwise violated any Company Intellectual Property or its software. Fin and the Fin Subsidiaries have taken all commercially reasonable efforts to maintain the confidentiality of all material trade secrets of Fin and the Fin Subsidiaries.

(c)          Fin and the Fin Subsidiaries are in compliance with all applicable privacy policies and all laws relating to privacy, data protection, anti-spam, personally identifiable information, and similar consumer protection laws (collectively, “Privacy Laws and Policies”). Fin and the Fin Subsidiaries have taken all measures reasonably necessary or appropriate to protect and maintain the confidentiality of all personally identifiable information and other confidential customer information collected by Fin and the Fin Subsidiaries and to maintain the security of its data storage practices, in each case, in accordance with all Privacy Laws and Policies. Fin and the Fin Subsidiaries have not received notice of any claims or been charged with any violation of any Privacy Laws and Policies or any failure to adequately protect or maintain the confidentiality of any personally identifiable information and other confidential customer information. There is no investigation pending against Fin and the Fin Subsidiaries, or, threatened against Fin and the Fin Subsidiaries, with respect to any such claim or charge, and there are no facts or circumstances which could form the basis for any such claim or charge. There have been no data breaches involving any personally identifiable information collected by Fin and the Fin Subsidiaries and there are no facts or circumstances, which could form the basis for any such breaches.

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2.8          Capitalization. The authorized capital stock of Fin consists of 300,000,000 shares of common stock, par value $0.0001 per share, of which 90,000,000 shares are presently issued and outstanding. Such shares of common stock are owned of record and beneficially by the Fin Shareholders and in the amounts reflected in Schedule A. Fin has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Fin. All of the shares of Fin common stock are duly authorized and validly issued, fully paid and non-assessable.

2.9          Full Disclosure. No representation or warranty by Fin or a Fin Subsidiary in this Agreement or in any document or schedule to be delivered by any such entity pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to IDGS pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Fin and the Fin Subsidiaries.

2.10        Undisclosed Liabilities. As of the Closing Date, Fin (including the Fin Subsidiaries) shall have no debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted) except such debts, liabilities or obligations that are set forth in the Fin Subsidiaries Financial Statements.

2.11        State Takeover Statutes. No “fair price,“ “moratorium,” “control share acquisition” or other similar antitakeover statue or regulation enacted under state or federal laws in the United States, with the exception of Section 607.0902 of the Florida Business Corporations Act, applicable to Fin is applicable to the transactions contemplated by this Agreement. The action of the Board of Directors of Fin in approving this Agreement and the transactions contemplated hereby is sufficient to render the restrictions on “business combinations” set forth in Section 607.0902 of the Florida Business Corporations Act inapplicable to this Agreement and the other transactions contemplated hereby.

2.12        Absence of Certain Changes or Events. Since September 30, 2015, there has not been (a) any change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Fin or the Fin Subsidiaries as reflected in the Fin Financial Statements which would have a Material Adverse Effect on Fin taken as a whole, (b) any material loss sustained by Fin or any Fin Subsidiary, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has or may have a Material Adverse Effect on the operation of Fin’s business, including the Fin Subsidiaries, or (c) to the knowledge of Fin, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which would have a Material Adverse Effect on the results of operations or the business or financial condition of Fin or a Fin Subsidiary.

2.14        Employee Matters. Fin and the Fin Subsidiary have an aggregate of 30 employees. There are no outstanding offers (whether accepted or not) of employment made to any person by Fin or a Fin Subsidiary. Neither, Fin or any Fin Subsidiary is a party to or bound by any collective bargaining, shop or similar agreements. Except as set forth on Schedule 2.14 hereto, neither Fin or any Fin Subsidiary has any "employee benefit plans" including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by Fin or an Fin Subsidiary, other than the employment contracts, medical, dental, vision, disability, life insurance and or vacation benefits which are described on Schedule 2.14 hereof.

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2.15        Tax Matters. Each of Fin and the Fin Subsidiaries has filed, all federal income tax returns and all other material tax returns that it was required to file since the date of its organization. Fin and the Fin Subsidiaries have paid all taxes that it each entity was required to pay since the date of its organization. Neither, Fin or any Fin Subsidiary is currently the beneficiary of any extension of time within which to file any tax return. There are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of Fin or the Fin Subsidiaries. There is no material dispute or claim concerning any tax liability of Fin or any Fin Subsidiary either (i) claimed or raised by any taxation authority in writing or (ii) as to which Fin has knowledge, except for those reflected on the Fin Financial Statements or identified in Schedule 2.15 hereof.

2.16        Financial Statements. Schedule 2.16 contains copies of the balance sheets of the Fin Subsidiaries for year ended 2014 and 2015 and the related statements of operations, stockholders’ equity and cash flows for the fiscal years then ended, including the notes thereto, and the balance sheet of Fin Subsidiaries at September 30, 2015. (the “Fin Subsidiary Financial Statements”).

2.17        Contracts. A copy of each of the material contracts, instruments, agreements, or understandings, whether written or oral, to which Fin or a Fin Subsidiary is a party that relates to or affects the assets or operations of Fin or a Fin Subsidiary or to which their respective assets or operations may be bound or subject (collectively, the “Contracts”), has been provided to IDGS, a list of which is attached hereto as Schedule 2.17. Each of the Contracts is a valid and binding obligation of either Fin or the Fin Subsidiary, as applicable, and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $20,000. There are no existing defaults by Fin or a Fin Subsidiary, as applicable, thereunder or, to the knowledge of Fin, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

2.18        Insurance.

(a)          An accurate and complete description of all policies of property and other forms of insurance held by Fin and Fin Subsidiaries has been delivered to IDSG. True and complete copies of all such insurance policies have been previously provided to IDSG.

(b)          There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid and Fin and Fin Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. There is no threatened termination of, or material premium increase with respect to, any of such policies.

2.19        Anticorruption.

(a)          The Fin Shareholders, Fin and Fin Subsidiaries, or any of its directors, officers, employees, representatives or any person generally acting by or on behalf of any of the aforementioned, is or has at any time engaged in any activity, practice or conduct which would constitute an offence under all applicable laws relating to anti-bribery, anti-corruption, anti-money laundering or illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations.

(b)          Fin and Fin Subsidiaries have in place adequate procedures to prevent any conduct of the kind referred to in Section 2.19(a) above.

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(c)          The Fin Shareholders, Fin and Fin Subsidiaries, or any of its directors, officers, employees, representatives or any person generally acting by or on behalf of any of the aforementioned is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under applicable laws relating to anti-bribery, anti-corruption, anti-money laundering, illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

(d)          Without limiting the generality of the foregoing, the Fin Shareholders, Fin and Fin Subsidiaries, or and none of its, directors, officers, employees, representatives or any person generally acting by or on behalf of any of the aforementioned has corruptly or otherwise offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to: (i) any government or similar official for purposes of (A) (1) influencing any act or decision of such official in his or her official capacity, (2) inducing such official to do or omit to do any act in violation of the lawful duty of such official, or (3) securing any improper advantage; or (B) inducing such official to use his or her influence with a governmental authority to affect or influence any act or decision of such governmental authority; or (ii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any official, to any political party or official thereof, or to any candidate for political office, for purposes of (A) (1) influencing any act or decision of such official, political party, party official, or candidate in his or her or its official capacity, (2) inducing such official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, political party, party official, or candidate, or (3) securing any improper advantage; or (B) inducing such official, political party, party official, or candidate to use his or her or its influence with a governmental authority to affect or influence any act or decision of such governmental authority. There has been no false or fictitious entries made in the books or records of Fin and Fin Subsidiaries relating to any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and the Company, has not established or maintained a secret or unrecorded fund.

2.20          OFAC Listings. The Fin Shareholders, Fin and Fin Subsidiaries or any of its directors, officers, employees or representatives is or has been, or is a party to any contract or agreement or understanding with any person that, is or has been, (i) identified in the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of specially designated nationals and blocked persons (the “SDN List”); (ii) owned or controlled by or acting on behalf of a person or entity in the SDN List; (iii) otherwise the target of economic sanctions administered by OFAC; or (iv) owned or controlled by, or affiliated to, or acting on behalf of, a person or entity that is otherwise the target of economic sanctions administered by OFAC.

SECTION 3

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF IDGS

IDGS represent and warrant to Fin and the Fin Shareholders as follows:

3.1          Organization and Good Standing. IDGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect on the business of IDGS taken as a whole. IDGS is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

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3.2          Authorization; Enforceability; No Breach. IDGS has all the necessary corporate power and authority to execute this Agreement and perform its respective obligations hereunder. This Agreement constitutes the valid and binding obligation of IDGS, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by IDGS and the consummation of the transactions contemplated hereby will not:

(a)          violate any provision of the Articles of Incorporation or By-Laws of such entity;

(b)          violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which either such entity is a party or by or to which it or any of its respective assets or properties may be bound or subject;

(c)          violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, either such entity, or upon its respective properties or business; or

(d)          violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which could have a Material Adverse Effect on the business or operations of either entity.

3.3          Compliance with Laws. IDGS has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its respective business which, if not complied with, would have a Material Adverse Effect on affect the business or financial condition of IDGS as a whole.

3.4          Litigation; Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving IDGS. There is no action, suit or proceeding pending or threatened, or any investigation or proceeding, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving IDGS or its respective properties or rights which (a) could reasonably be expected to have a Material Adverse Effect on IDGS, or (b) could reasonably be expected to have a Material Adverse Effect on the consummation of any of the transactions contemplated by this Agreement. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

3.5          Brokers or Finders. No broker’s or finder’s fee will be payable by IDGS in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by IDGS.

3.6          The IDGS Shares. The IDGS Shares to be issued to the Fin Shareholders, on or prior to the date of issuance, will have been duly authorized by all necessary corporate actions and when, so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

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3.7          SEC Reports and Financial Statements.

(a)          IDGS has filed or furnished all forms, documents and reports, required to be filed or furnished by it (the “IDGS SEC Documents”) with the Securities and Exchange Commission (the “SEC”). As of their respective dates or, if amended, as of the date of such amendment, the IDGS SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the IDGS SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)          The audited financial statements and unaudited interim financial statements (including all related notes and schedules) of IDGS included in the IDGS SEC Documents (the “IDGS Financial Statements”) complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the financial position of IDGS, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to IDGS), and were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

3.8          Absence of Certain Changes or Events. Since September 30, 2015, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the assets or liabilities of IDGS as reflected in the IDGS Financial Statements, (b) any material loss sustained by IDGS, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has or may have a Material Adverse Effect on the operation of IDGS’s business, or (c) to the knowledge of IDGS, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which would have a Material Adverse Effect on the results of operations or the business or financial condition of IDGS.

3.9          Full Disclosure. No representation or warranty by IDGS in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by IDGS pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of IDGS.

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SECTION 4

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF THE FIN SHAREHOLDERS

Each of the Fin Shareholders hereby represents and warrants to IDGS, Fin and the other Fin Shareholders as follows:

4.1          Ownership and Restrictions on shares of Fin Common Stock. The Fin Shareholder is not a party to any agreement, written or oral, creating rights in respect to the shares of Fin Common Stock to be exchanged for the IDGS Shares pursuant to this Agreement in any third person or relating to the voting of the shares. The Fin Shareholder is the lawful and beneficial owner of the shares of Fin Common Stock set forth opposite such shareholders name on Schedule A hereto, free and clear of all security interests, liens, encumbrances, equities and other charges, except for any applicable restrictions under U.S. securities laws. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the shares of Fin Common Stock owned by such Fin Shareholder, nor are there any securities convertible into such shares.

4.2          No Registration; Shell Status. The IDGS Shares will not be registered under the Securities Act or under applicable state blue-sky laws. IDGS is a former “shell-company” as defined in Rule 405 of the Securities Act.

4.3          Power and Authority. The Fin Shareholder is authorized to enter into this Agreement and perform his obligations hereunder, and no consent of any person is necessary in order for the Fin Shareholder to enter into and consummate the Transaction.

4.4          Investment Intent. The IDGS Shares, when issued, will be acquired for the Fin Shareholder’s own account, for investment purposes only and not with a view for distribution or resale to others. The Fin Shareholder will not sell or otherwise transfer the IDGS Shares unless the IDGS Shares are subsequently registered under the Securities Act. IDGS is under no obligation to register the IDGS Shares under the Securities Act. Following the issuance of the IDGS Shares, legends shall be placed on the certificates representing the IDGS Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in IDGS's books and stop transfer instructions may be placed with IDGS’s transfer agent. The acquisition of the IDGS Shares represents a high risk capital investment, and the Fin Shareholder is able to afford an investment in a speculative venture such as IDGS. The Fin Shareholder has adequate means of providing for his current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the IDGS Shares for an indefinite period of time. There is currently no public market for the IDGS Shares and there are no assurances a trading market will develop in the near future, if at all; accordingly, the IDGS Shares are considered an illiquid investment. Such Fin Shareholder is fully aware that such investments can and sometimes do result in the loss of the entire investment. The Fin Shareholder is an experienced and sophisticated investor, is able to fend for himself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the IDGS Shares. Such Fin Shareholder is an accredited investor as such term is defined under the Securities Act, and he, she or it understands the meaning of the term “accredited investor.” Such Fin Shareholder understands that the offer and sale of the IDGS Shares is being made only by means of this Agreement and understands that IDGS has not authorized the use of, and such Fin Shareholder confirms that he, she or it is not relying upon, any other information, written or oral, other than material contained in this Agreement.

SECTION 5

COVENANTS

5.1          Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they will be entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waiver in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

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5.2          Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3          Further Assurances. The parties shall execute such documents and other papers and take such further actions, as may be reasonably required or desirable, to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4          Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)          at the time of disclosure was public knowledge;

(b)          after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)          the receiving party had within its possession at the time of disclosure.

SECTION 6

CONDUCT OF BUSINESS

From the date of this Agreement until the Closing, each of IDGS, Fin and the Fin Subsidiaries shall conduct their respective businesses in the ordinary course and consistent with prudent and past business practice, except for transactions expressly contemplated hereby, or with the prior written consent of the other parties. Notwithstanding the foregoing, from the date of this Agreement until the Closing, Fin and the Fin Subsidiaries will not:

(a)          create, assume or suffer to exist any lien on any of its properties or assets, whether tangible or intangible;

(b)          sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its assets or cancel any indebtedness owed to it;

(c)          change any method of accounting or accounting practice used by it, other than such changes required by GAAP;

(d)          issue, grant, deliver, sell, repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of capital stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

(e)          propose or adopt any amendment or other changes to its Articles of Incorporation, its bylaws or other governing documents;

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(f)          declare, set aside or pay any dividend or distribution with respect to any share of its capital stock or declare or effectuate a stock dividend, stock split or similar event;

(g)          issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

(h)          make any equity investment in, make any loan, advance or capital contribution to, or acquire the securities or assets of any other person;

(i)           enter into any new or additional agreements or modify any existing agreements relating to the employment of, or compensation or benefits payable or to become payable to, any past or present officer or director or any written agreements of any of its past or present employees;

(j)           make any payments out of the ordinary course of business to any of its officers, directors, employees or shareholders;

(k)          pay, discharge, satisfy or settle any liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

(l)           agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay its ability to consummate the transactions contemplated by this Agreement;

(m)         form or acquire any subsidiaries; or

(n)         agree or commit to take any of the actions specified in this Section 6.

SECTION 7

CONDITIONS PRECEDENT TO CLOSING

7.1          Conditions Precedent to the Obligation of IDGS to Close. The obligations of IDGS to effect and consummate the transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for IDGS’s sole benefit and may be waived only by IDGS at any time in its sole discretion by providing Fin and the Fin Shareholders with prior written notice thereof:

(a)          Representations, Warranties, Covenants and Agreements. The representations and warranties of Fin, the Fin Subsidiaries and each Fin Shareholder herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each of Fin, the Fin Subsidiaries and the Fin Shareholders shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date.

(b)          Fin Board Approval. Fin’s Board of Directors shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing Fin and the Fin Subsidiaries to enter into this Agreement and the consummation of the transactions contemplated hereby and thereby.

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(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)          No Material Adverse Changes. There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Fin or any Fin Subsidiary that would have a Material Adverse Effect on Fin, taken as a whole.

(e)          Financial Statements. The IDGS Board of Directors shall have determined in its sole discretion that the Fin Subsidiaries will be able to timely deliver the unaudited financial statements for the years ended 2013 and 2014, together with such unaudited interim period financial statements as shall be necessary to satisfy the rules and regulations of the SEC (the “Fin Subsidiary Financial Statements”). The Fin Subsidiary Financial Statements shall have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and the rules and regulations of the SEC and shall be accompanied by the unqualified opinion of an auditor acceptable to the IDGS Board of Directors.

(f)          Participation of Fin Shareholders. The holders of 100% of the outstanding shares of Fin Common Stock shall participate in the transactions contemplated by this Agreement.

7.2.         Conditions Precedent to the Obligation of Fin and the Fin Shareholders to Close. The obligations of each of Fin and the Fin Shareholders to effect and consummate the transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for Fin’s and the Fin Shareholders’ sole benefit and may be waived only by either Fin or the Fin Shareholders, as applicable, at any time in their sole discretion by providing IDGS with prior written notice thereof:

(a)          Representations, Warranties, Covenants and Agreements. The representations and warranties of IDGS herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each of IDGS shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date. Fin shall have received a certificate, executed by IDGS, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Fin.

(b)          Resolutions. The IDGS Board of Directors shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing IDGS’s entry into this Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance of the IDGS Shares.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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SECTION 8

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF IDGS

Notwithstanding any right of Fin and the Fin Shareholders to fully investigate the affairs of IDGS, Fin and the Fin Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of IDGS contained in this Agreement or in any document delivered to Fin and/or the Fin Shareholders by IDGS or any of its respective representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 9

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF FIN AND THE FIN SHAREHOLDERS

Notwithstanding any right of IDGS to fully investigate the affairs of Fin and the Fin Subsidiaries, IDGS has the right to rely fully upon the representations, warranties, covenants and agreements of Fin, the Fin Subsidiaries and the Fin Shareholders contained in this Agreement or in any document delivered to IDGS by the Fin, the Fin Subsidiaries and/or the Fin Shareholders or any of its or their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 10

TERMINATION AND AMENDMENT

10.1        Termination. This Agreement may be terminated prior to the Closing as follows:

(a)          Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the parties hereto.

(b)          Termination by Either Fin or IDGS. This Agreement may be terminated by either Fin or IDGS at any time prior to the Closing as follows:

(i)          if the Closing has not occurred by February 26, 2016 (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Closing by such date; or

(ii)         if any law or governmental authority prohibits consummation of the Closing or if any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or governmental authority restrains, enjoins or otherwise prohibits consummation of the Closing, and such order, judgment, injunction, award, decree or writ has become final and nonappealable.

(c)          Termination by Fin. This Agreement may be terminated by Fin at any time prior to the Closing if a breach or failure of any representation, warranty or covenant of IDGS contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 7.2; and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that neither Fin, a Fin Subsidiary or a Fin Shareholder is in material breach of its respective obligations under this Agreement.

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(d)          Termination by IDGS. This Agreement may be terminated by IDGS at any time prior to the Closing, if a breach or failure of any representation, warranty or covenant of Fin, a Fin Subsidiary or a Fin Shareholder contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 7.1 and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that IDGS is not in material breach of its respective obligations under this Agreement.

(e)          Effect of Termination. If this Agreement is terminated pursuant to this Section 10, it will become void and of no further force and effect, with no liability on the part of any party (or any of their respective former, current, or future general or limited partners, shareholders, stockholders, managers, members, directors, officers, affiliates or agents), except that the provisions of this Section 10 will survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party (or any of their respective directors or officers) from liabilities for damages incurred or suffered by another party as a result of any fraud perpetrated, conspired in or otherwise committed by such party (or any of their respective directors or officers) or any knowing or intentional breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement that caused, or would reasonably be expected to cause, any of the conditions set forth in Sections 7.1 or 7.2, as applicable, not to be satisfied.

10.2        Amendment of Agreement. This Agreement may be amended by the parties at any time prior to the Closing; provided, that (a) no amendment that requires stockholder approval under applicable laws, rules and regulations will be made without such required further approval and (b) such amendment has been duly authorized or approved by the parties. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Fin, the Fin Shareholders and IDGS. Any such amendment shall apply to, and bind all parties.

SECTION 11

INDEMNIFICATION

11.1        Obligation of IDGS to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, IDGS hereby agree to indemnify, defend and hold harmless Fin and each of the Fin Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of IDGS contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

11.2        Obligation of Fin and the Fin Subsidiaries to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, each of Fin and the Fin Subsidiaries agrees to indemnify, defend and hold harmless IDGS from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

11.3        Obligation of the Fin Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, each of the Fin Shareholders severally agrees to indemnify, defend and hold harmless IDGS, Fin and the remaining Fin Shareholders to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

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SECTION 12

POST-CLOSING COVENANTS

12.1        Liability Payments. IDGS agrees and acknowledges that following the Closing, ID Solutions, Inc., a Delaware corporation and a wholly owned subsidiary of FIN (“IDS”), will pay the outstanding 2015 corporate tax liability in the amount of $113,565.24 in full when such payment is due. Further, the parties acknowledge and agree that the certain 12% Convertible Promissory Note due September 25, 2016 payable by IDGS to IDS (the “IDS Note”) will be assigned and transferred to a third party at the sole election of IDS prior to Closing (the “Third Party”). Immediately following the Closing, the parties agree that the cash available to IDS shall be utilized as follows: (i) a payment in the amount of $180,814.23 shall be made to the Third Party in full satisfaction of the IDS Note and (ii) a payment of $113,565.24 shall be made to IDGS against that certain invoice in the amount of $500,000.00 payable by IDS to IDGS.

SECTION 13

MISCELLANEOUS

13.1        Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

13.2        Binding Agreement; Assignment. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

13.3        Notices. Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or on Schedule A hereto or at such other address or number as may be furnished in writing in accordance with this paragraph.

13.4        Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Seminole County, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

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13.5        Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transaction and issuance of the IDGS Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

13.6        Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.7        Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

13.8        Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission or pdf via email and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ID GLOBAL SOLUTIONS CORPORATION

By:	/s/ Thomas Szoke
Thomas Szoke, Chief Executive Officer

FIN HOLDINGS, INC.

By:	/s/ Douglas Solomon
Douglas Solomon, Director

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Schedule A

IDGS and Fin Holdings Shares Exchange

Shareholder	Shares Currently Held in FIN	Shares in IDGS
Douglas Solomon	56,389,235	14,638,308
Imagen Consulting Limited	19,294,556	5,074,990
Hendrik Bronkhorst	2,000,000	500,000
Alexander Solovey	200,000	50,000
Leonid Astakhov	45,000	11,250
Maxim Umarov	2,500,000	0
Sergey Plusnin	10,000	2,500
Darrell Geusz	20,000	5,000
Aleksandr Mosunov	262,500	65,625
Fedor Bokov	100,000	25,000
Behnam Bavarian	7,047,757	1,761,939
Gilbert I Cardwell III	100,000	25,000
John R. McCowan	50,000	12,500
Nader Nemati	50,000	12,500
Noureddine M Harche	50,000	12,500
Ying Luo	200,000	50,000
Trevor James	1,069,400	0
Andre' Maree'	536,552	234,138
Eduardo Michel	75,000	18,750

Total Exchanged Shares	90,000,000	22,500,000

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